Exhibit 99.1

NEWS RELEASE

MVB Financial Corp. Completes $22 Million Private Placement of Common Stock

FAIRMONT, W.Va. (December 6, 2016) – MVB Financial Corp. (OTC Markets Group OTCQB: MVBF) (MVB) today announced the closing of a private placement totaling approximately $22 million of common stock. MVB issued 1,913,044 shares of common stock, at a price of $11.50 per share to certain institutional investors. The proceeds from the private placement will be used for general corporate purposes and a portion of the proceeds may be used to redeem the preferred stock issued to the United States Department of Treasury in connection with the Company’s participation in the Small Business Lending Fund. The shares issued in the private placement will be registered by the Company for resale on a Form S-3.

“The success of this capital raise reflects our strength and strategic vision as a leading community bank,” said Larry F. Mazza, CEO, MVB Financial Corp. “In just five years, our assets have tripled, and our bank footprint has doubled. The addition of these significant institutional investors for MVB changes the dynamic of our shareholder base, and looks to further build upon our long term strategic vision to continue to grow as we support the needs of our clients."

Keefe, Bruyette & Woods, A Stifel Company, served as the sole placement agent for the private placement and was advised by the law firm of LeClairRyan. MVB was advised by the law firm of Squire Patton Boggs (US) LLP.

About MVB Financial Corp.
MVB Financial Corp. (OTCQB: MVBF) is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Mortgage and MVB Insurance, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.
The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.
For more information, please visit ir.mvbbanking.com.

Forward-Looking Statements
All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. ("MVB Financial" or the "Company") differing materially from those projected in the forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (ix) changes in other regulations, government policies, and application of regulations affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company's operating results and that could negatively impact or preclude current and future acquisition activities; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may adversely affect the Company; (xi) the risk that the benefits from any acquisitions may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, the degree of competition in the geographic and business areas in which the Company operates and integration factors;   (xii) diversion of management time on acquisition or diversified growth issues; and (xiii) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.
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